Exhibit 10.7

EXECUTION VERSION

INTERCREDITOR AGREEMENT

dated as of July 19, 2011,

among

JPMorgan Chase Bank, N.A.,

as First Lien Collateral Agent

and

Union Bank, N.A.,

as Second Lien Collateral Agent,

Dynacast International LLC

and each of the other Grantors party hereto

Intercreditor Agreement (this “Agreement”) dated as of July 19, 2011 among JPMorgan Chase Bank, N.A., as collateral agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Lien Collateral Agent”) under the Credit Facility (such term, and other capitalized terms used herein but not otherwise defined, having the meaning set forth in Section 1.1 below), Union Bank, N.A., as trustee (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Lien Trustee”) and as collateral agent for the holders of the Second Lien Notes (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Lien Collateral Agent”), Dynacast International LLC, a Delaware limited liability company (the “Company”), and each of the other Grantors party hereto.

WHEREAS, the Company, the guarantors party thereto, the First Lien Collateral Agent and certain financial institutions and other entities are parties to the Credit Agreement dated as of July 19, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Facility”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Company;

WHEREAS, the Company, the guarantors party thereto, the Second Lien Trustee and other entities are parties to the Indenture dated as of July 19, 2011 (the “Second Lien Indenture”), pursuant to which the Company has issued $350.0 million 9.25% Second Lien Senior Secured Notes due 2019 (the “Second Lien Notes”) guaranteed by the guarantors party thereto;

WHEREAS, the Company and the other Grantors have granted to the First Priority Representative security interests in the Common Collateral as security for payment and performance of the First Lien Obligations;

WHEREAS, the Company and the other Grantors propose to grant to the Second Priority Representative junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations; and

WHEREAS, it is a condition to the grant of such junior security interests that this Agreement be executed and delivered by the parties hereto to set forth the respective rights of the First Priority Secured Parties, on the one hand, and the Second Priority Secured Parties, on the other hand, and the application of any proceeds and certain other matters;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

Section 1. Definitions.

1.1. Defined Terms. The following terms, as used herein, have the following meanings:

“Additional Debt” has the meaning set forth in Section 9.3(b).

“Additional First Priority Agreement” means any agreement designated as such in writing (including by addendum to this Agreement) by the Company; provided that the Company shall have delivered to each Secured Party (or the respective collateral agents on behalf of such Secured Parties) (i) true and complete copies of such agreement and security documents relating to such agreement, certified as being true and correct by an authorized officer of the Company and (ii) a certificate of an authorized officer describing the obligations incurred pursuant to such agreement to be designated as First Lien Obligations and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted to be incurred and secured on a pari passu basis with the then extant First Lien Obligations by the terms of each then extant First Priority Agreement and Second Priority Agreement.

“Additional Second Priority Agreement” means any agreement designated as such in writing (including by addendum to this Agreement) by the Company; provided that the Company shall have delivered to each Secured Party (or the respective collateral agents on behalf of such Secured Parties) (i) true and complete copies of such agreement and security documents relating to such agreement, certified as being true and correct by an authorized officer of the Company and (ii) a certificate of an authorized officer describing the obligations incurred pursuant to such agreement to be designated as Second Priority Obligations and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted to be incurred and secured on a pari passu basis with the then extant Second-Priority Obligations by the terms of each then extant First Priority Agreement and Second Priority Agreement.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Bankruptcy Law” means each of the Bankruptcy Code and any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Cash Management Bank” means any Credit Facility Creditor or an Affiliate of a Credit Facility Creditor (together with its successors and assigns) providing Cash Management Services to the Company or any other Grantor.

“Cash Management Obligations” means all obligations owing by the Company or any other Grantor to any Cash Management Bank in respect of any Cash Management Services (including, without limitation, indemnities, fees and interest thereon and Post-Petition Interest at the rate provided for in the respective documents governing the Cash Management Services), now existing or hereafter incurred under, arising out of or in connection with such Cash Management Services, and the due performance and compliance by the Company or other Grantor with the terms, conditions and agreements of such Cash Management Services.

“Cash Management Services” means treasury, depository, purchasing cards and/or cash management services or any automated clearing house transfer services.

“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Company” has the meaning assigned to such term in the preamble hereto.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Grantor, as applicable.

“Credit Facility” has the meaning assigned to such term in the recitals.

“Credit Facility Creditors” means the “Lenders” as defined in the Credit Facility.

“Credit Facility Documents” means the Credit Facility and the other “Loan Documents” (as defined in the Credit Facility).

“Credit Facility Obligations” means “Obligations” as defined in the Credit Facility, and any refinancing of such obligations as set forth in any Additional First Priority Agreement.

“Credit Facility Secured Parties” means the collective reference to (a) each Credit Facility Creditor (and any Cash Management Bank), (b) each “Issuing Bank” (as defined in the Credit Facility as in effect on the date hereof), (c) the First Lien Collateral Agent, (d) each Hedge Bank, (e) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Credit Facility Document and (f) the successors and assigns of each of the foregoing.

“Credit Facility Security Documents” means the “Security Documents” as defined in the Credit Facility.

“DIP Financing” has the meaning assigned to such term in Section 5.2.

“Enforcement Action” means, with respect to the First Lien Obligations or the Second Priority Obligations, any demand for acceleration or payment thereof, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies as a secured creditor under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including, without limitation, the exercise of any rights of set-off or recoupment and rights to credit bid debt, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“First Lien Collateral Agent” has the meaning assigned to such term in the preamble.

“First Lien Obligations” means (i) the Credit Facility Obligations, (ii) all Secured Hedging Obligations and (iii) all Cash Management Obligations; provided that the aggregate principal amount of, without duplication, revolving credit loans, letters of credit, term loans, other loans, notes or similar instruments (excluding, in any event, Cash Management Obligations and Secured Hedging Obligations) provided for under the Credit Facility or any other document relating to the Credit Facility (or any refinancing thereof) in excess of the amount permitted under Section 4.09(b)(1) of the Second Lien Indenture and any interest relating to such excess amount, shall not constitute First Lien Obligations for purposes of this Agreement. “First Lien Obligations” shall in any event include (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Priority Document, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the First Priority Representative and the First Priority Secured Parties on or after the commencement of an Insolvency or Liquidation

Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors as a claim in such Insolvency or Liquidation Proceeding and (c) all obligations and liabilities of the Company and each other Grantor under each First Priority Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable.

“First Lien Obligations Payment Date” means the first date on which (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First Priority Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Credit Facility Obligations and termination of all commitments of the First Priority Creditors to lend or otherwise extend credit under the First Priority Documents, and (b) arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank have been made with respect to the satisfaction of any outstanding Cash Management Obligations and Secured Hedge Obligations.

“First Priority Agreement” means the collective reference to (a) the Credit Facility, (b) any Additional First Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Credit Facility, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company or any other Grantor, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Lien Obligation (including any Lien assigned to the First Priority Representative pursuant to Section 2.4).

“First Priority Creditors” means any Persons that are designated under the First Priority Documents as creditors entitled to benefit from the Liens on the First Priority Collateral under the First Priority Security Documents.

“First Priority Documents” means the Credit Facility, each First Priority Security Document, each First Priority Guarantee, the Secured Hedge Agreements, any and all documents governing the Cash Management Obligations and each of the other agreements, documents, and instruments providing for the evidencing of any other First Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First Lien Obligation (including any intercreditor or joinder agreement among holders of First Lien Obligations but excluding Secured Hedge Agreements and the documents governing the Cash Management Obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time.

“First Priority Guarantee” means any guarantee by any Grantor of any or all of the First Lien Obligations.

“First Priority Lien” means any Lien created by the First Priority Security Documents.

“First Priority Representative” means the First Lien Collateral Agent, as well as any Person identified as a “First Priority Representative” in any First Priority Agreement other than the Credit Facility, and at any time there are multiple collateral agents representing different series of First Lien Obligations, means, subject to any agreements between such collateral agents, the collateral agent representing the series of First Lien Obligations with the greatest outstanding principal amount.

“First Priority Secured Party” means the Credit Facility Secured Parties and any other holder of First Lien Obligations.

“First Priority Security Documents” means, the Credit Facility Security Documents and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents,” or “Credit Facility Security Documents” for purposes of this Agreement; provided that unless entered into pursuant to the Credit Facility, no document will constitute a First Priority Security Document unless the treatment of such document as a First Priority Security Document is permitted under each First Priority Agreement then extant, including, as of the date hereof and any other date if then extant, the Credit Facility.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body of the United States or any other nation or supra-national bodies of government.

“Grantor” means (a) the Company, (b) each direct or indirect subsidiary of the Company and (c) any other Person in which the Company or any of its subsidiaries holds an ownership interest, in each case (a) through (c), that is, at any time of determination, a party to any First Priority Security Document or Second Priority Security Document. All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency or Liquidation Proceeding.

“Hedge Bank” means any Person that is a Credit Facility Creditor or an Affiliate of a Credit Facility Creditor at the time it enters into a Swap Agreement, in its capacity as a party thereto, and such Person’s successors and assigns.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company or any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of the Company or any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Grantor.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, claim, charge, assignment or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Person” means any natural person, corporation, business trust, joint venture, association, unincorporated organization, association, estate, company, partnership, individual or family trust, limited liability company or Governmental Authority or any agency or political subdivision thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Recovery” has the meaning set forth in Section 5.5.

“Reorganization Securities” has the meaning set forth in Section 5.11.

“Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement”.

“Second Lien Collateral Agent” has the meaning assigned to such term in the preamble.

“Second Lien Indenture” has the meaning assigned to such term in the recitals.

“Second Lien Notes” has the meaning assigned to such term in the recitals.

“Second Lien Trustee” has the meaning assigned to such term in the preamble.

“Second Priority Agreement” means the collective reference to (a) the Second Lien Indenture, (b) any Additional Second Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Second Lien Indenture, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (c). Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company or any other Grantor, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Creditors” means the Second Lien Trustee and the Holders (as defined in the Second Lien Indenture as in effect on the date hereof), or any Persons that are designated under the Second Priority Documents as creditors entitled to benefit from the Liens on the Second Priority Collateral under the Second Priority Security Documents.

“Second Priority Documents” means each Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.

“Second Priority Guarantee” means any guarantee by any Grantor of any or all of the Second Priority Obligations.

“Second Priority Lien” means any Lien created by the Second Priority Security Documents.

“Second Priority Obligations” means the due and punctual payment of (a) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including Post-Petition Interest), of the Company, the other Grantors or any of their Subsidiaries to the Second Priority Secured Parties under the Second Priority Documents, and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in whole or in part, or is otherwise set aside or required to be returned or paid to a debtor in possession, any First Priority Secured Party, any receiver or any similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” means the Second Lien Collateral Agent, as well as any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Second Lien Indenture, and at any time there are multiple collateral agents representing different series of Second Priority Obligations, means, subject to any agreements between such collateral agents, the collateral agent representing the series of Second Priority Obligations with the greatest outstanding principal amount.

“Second Priority Secured Party” means the Second Priority Representative, the Second Priority Creditors and any other holders of Second Priority Obligations.

“Second Priority Security Documents” means the “Security Documents” as defined in the Second Lien Indenture as in effect on the date hereof and any documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement.

“Secured Hedge Agreements” means each Swap Agreement that governs Secured Hedging Obligations.

“Secured Hedging Obligations” means (i) obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities, whether now existing or hereafter arising (including, without limitation, indemnities, fees and interest thereon and all Post-Petition Interest at the rate provided for in the respective Secured Hedge Agreement), of the Company or any Grantor owing to any Hedge Bank, now existing or hereafter incurred under, or arising out of or in connection with, any Swap Agreement (including all such obligations and indebtedness under any guarantee of any such Swap Agreement to which the Company or any other Grantor is a party) and (ii) all performance and compliance obligations by the Company or any other Grantor under any Swap Agreement.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“subsidiary” has the meaning specified in the Credit Facility as in effect on the date hereof.

“Swap Agreement” means any agreement with respect to any swap, cap, collar, forward, future, derivative or foreign exchange spot transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of the Subsidiaries shall be a Swap Agreement.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2. Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, amended and restated, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement, if applicable.

1.3. Terms Generally. The definitions in this Section shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.

Section 2. Lien Priorities.

2.1. Subordination of Liens.

(a) Any and all Liens on the Common Collateral now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, judgment rendered in any judicial proceeding, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens on the Common Collateral now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Lien Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any other applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Lien Obligations are (x) subordinated to any Lien securing any obligation of any Grantor other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No Second Priority Secured Party shall object to or contest, or support any other Person in objecting to or contesting, in any proceeding (including, without limitation, any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien on the First Priority Collateral granted to any First Priority Creditor. Notwithstanding any failure by any First Priority Secured Party to perfect its Lien on the First Priority Collateral granted to such First Priority Secured Party or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Lien on the First Priority Collateral granted to the First Priority Secured Parties, the priority and rights as between the First Priority Secured Parties, on the one hand, and the Second Priority Secured Parties, on the other hand, with respect to the Common Collateral shall be as set forth herein.

2.2. Nature of First Lien Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that a portion of the First Lien Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Lien Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Lien Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the First Lien Obligations, or any portion thereof, or by any amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the Second Priority Obligations, or any portion thereof.

2.3. Agreements Regarding Actions to Perfect Liens.

(a) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative shall be in form satisfactory to the First Priority Representative.

(b) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all Second Priority Security Documents entered into on or about the date hereof shall contain the following notation: “The lien and security interest created by this Agreement on the property described herein is junior and subordinate, in accordance with the provisions of the Intercreditor Agreement dated as of July 19, 2011, among JPMorgan Chase Bank, N.A., in its capacity as First Lien Collateral Agent, Union Bank, N.A., in its capacity as Second Lien Collateral Agent, Dynacast International LLC and the other Grantors referred to therein, as amended from time to time, to the lien and security interest on such property created by any similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as collateral agent under the Credit Facility Documents and each of its successors and assigns, in such property.” The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all other Second Priority Security Documents shall bear an identical or, in the event that the Credit Facility is no longer extant or JPMorgan Chase Bank, N.A. (in its capacity as First Lien Collateral Agent) shall cease to be the First Priority Representative, a substantially similar notation.

(c) The First Priority Representative hereby agrees that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) (or any similar concept under foreign law) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents; provided that subsequent to the occurrence of the First Lien Obligations Payment Date, the First Priority Representative shall (i) deliver to the Second Priority Representative, at the Company’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs; provided, however, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.4. No New Liens. So long as the First Lien Obligations Payment Date has not occurred, the parties hereto agree that (a) there shall be no Lien, and no Grantor shall have any right to create any Lien, on any assets of any Grantor securing any Second Priority Obligation if those same assets are not subject to, and do not become subject to, a Lien securing the First Lien Obligations and (b) if any Second Priority

Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Representative under the First Priority Documents, then the Second Priority Representative, shall be deemed to also hold and have held such Lien for the benefit of the First Priority Secured Parties and, upon becoming aware thereof, shall promptly notify the First Priority Representative of the existence of such Lien and, upon demand by the First Priority Representative, will without the need for any further consent of any other Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document, in a reasonably timely manner either (i) release such Lien or (ii) assign such Lien to the First Priority Representative as security for the First Lien Obligations (in which case the Second Priority Representative may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

2.5. Further Assurances. Each of the First Priority Representative, for itself and on behalf of the other First Priority Secured Parties, and the Second Priority Representative, for itself and on behalf of the other Second Priority Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Priority Representative or the Second Priority Representative may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

Section 3. Enforcement Rights.

3.1. Exclusive Enforcement. Until the First Lien Obligations Payment Date has occurred, whether or not an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the First Priority Representative on behalf of the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action and make determinations regarding the release, dispositions or restrictions with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the proviso set forth in Section 5.1. In exercising rights and remedies with respect to the Common Collateral, the First Priority Representative may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by any of them to sell or otherwise dispose of the Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all rights and remedies of a secured creditor under the Uniform Commercial Code and of a secured creditor under the Bankruptcy Law of any applicable jurisdiction.

3.2. Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Lien Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:

(a) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Lien Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;

(b) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency or Liquidation Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral or any other First Priority Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

(c) they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(d) they will not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents;

(e) they will not make any judicial or non-judicial claim or demand or commence any judicial or non-judicial proceedings against any Grantor or any of its subsidiaries or affiliates under or with respect to any Second Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Priority Security Document or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, any Second Priority Security Document;

(f) they will not commence judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, or attempt any action to take possession of any Common Collateral, or exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Priority Security Documents;

(g) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law; and

(h) they will not object to the forbearance by the First Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other First Priority Collateral.

3.3. Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Lien Obligations) to the same extent as all other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

3.4. Cooperation. The Second Priority Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that each of them shall take such actions as the First Priority Representative shall request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.

3.5. No Additional Rights For the Grantors Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, or to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.

3.6. Actions Upon Breach.

(a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Common Collateral, such Grantor, with the prior written consent of the First Priority Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement, or fail to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Second Priority Secured Party that any First Priority Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from such actions of any Second Priority Secured Party may at that time be difficult to ascertain and may be irreparable and the harm to the First Priority Secured Parties may not be adequately compensated in damages and (ii) each Second Priority Secured Party waives any defense that the Company, the other Grantors and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

Section 4. Application Of Proceeds Of Common Collateral; Dispositions and Releases of Common Collateral; Inspection and Insurance.

4.1. Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral resulting from any Enforcement Action or that occurs after any Event of Default (as defined in the First Priority Documents), whether or not pursuant to an Insolvency or Liquidation Proceeding, or during the pendency of any Insolvency or Liquidation Proceeding shall be distributed as follows: first, to the First Priority Representative for application to the First Lien Obligations in accordance with the terms of the First Priority Documents, until the First Lien Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the terms of the Second Priority Documents. Until the occurrence of the First Lien Obligations Payment Date, any Common Collateral, including any Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

4.2. Releases of Second Priority Lien.

(a) Upon (i) any sale or other disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (including any sale or other disposition pursuant to any Enforcement Action) or (ii) any other release of Common Collateral from the Lien under the First Priority Security Documents that is permitted pursuant to the terms of the First Priority Documents, the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Lien Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.

(b) The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall request to evidence any release of the Second Priority Lien described in paragraph (a) of this Section 4.2. The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3. Inspection Rights and Insurance.

(a) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b) Until the First Lien Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor (except that the Second Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Priority Representative), (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

4.4. Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representative and the other Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed the Second Priority Obligations in accordance with the terms of the Second Priority

Documents, including the acceleration of any Indebtedness or other obligations owing under the Second Priority Documents or the demand for payment under the guarantee in respect thereof, in each case in accordance with the terms of the applicable Second Priority Documents and applicable law and not otherwise inconsistent with the terms of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any other Second Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Representative or any other Second Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or other collateral or (b) the enforcement in contravention of this Agreement of any Lien in respect of Second Priority Liens held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Priority Representative or the other First Priority Secured Parties may have with respect to the First Priority Collateral.

Section 5. Insolvency or Liquidation Proceedings.

5.1. Filing of Motions. Until the First Lien Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency or Liquidation Proceeding, file any pleading or motion, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including with respect to the determination of any Liens or claims (including the validity and enforceability thereof) held by the First Priority Representative or any other First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that (a) in any Insolvency or Liquidation Proceeding, the Second Priority Representative may file a proof of claim or statement of interest with respect to the applicable Second Priority Liens and (b) the Second Priority Representative may (i) take any such action (not adverse to the First Priority Liens on the Common Collateral securing the First Lien Obligations, or the rights of either the First Priority Representative or the other First Priority Secured Parties to exercise remedies in respect thereof) to the extent required to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Liens on, the Common Collateral or (ii) otherwise file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of its claims, in each case of (a) and (b) above, to the extent such action is not inconsistent with, and could not result in a resolution inconsistent with, the terms of this Agreement.

5.2. Financing Matters. If any Grantor becomes subject to any Insolvency or Liquidation Proceeding, and if the First Priority Representative (acting at the direction of the requisite First Priority Secured Parties) desires to consent (or not object) to the use of cash collateral under the Bankruptcy Code or any other Bankruptcy Law or to provide financing to any Grantor under Section 363 or Section 364 of the Bankruptcy Code or any other similar provision in any Bankruptcy Law or to consent (or not object) to the provision of such financing (including financing that primes or takes priority over existing Liens) to any Grantor by any third party (any such financing, “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of such cash collateral or to such DIP Financing, provided that such parties receive adequate protection in a manner otherwise consistent with this Agreement, (b) will not request adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.4, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens or claims (i) to any additional or replacement Liens, cash payments, or claims provided as adequate protection to the First Priority Secured Parties on the same terms as the Second Priority Liens, right to cash payments, or claims are subordinated to the

First Priority Liens, right to cash payments, or claims under this Agreement and (ii)(x) to the Liens, right to cash payments, or claims securing such DIP Financing (and the Liens securing such Second Priority Obligations shall have the same priority with respect to Common Collateral relative to the Liens securing the First Lien Obligations as if such DIP Financing had not occurred), (y) to any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties and (z) in the case of any Insolvency or Liquidation Proceeding outside the United States, to any administrative or other charges granted in such Insolvency or Liquidation Proceeding that are similar in nature to a “carve-out” and agreed to by the First Priority Representative or the other First Priority Secured Parties, in the case of each of clauses (ii) (x), (y) and (z), with such subordination to be on the same terms as the First Priority Liens or claims are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (d) will be deemed to have consented to, and will raise no objection to, and will not support any other Person objecting to (i) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First Lien Obligations made by the First Priority Representative or any First Priority Secured Party, (ii) any lawful exercise by the First Priority Representative or any other First Priority Secured Party of the right to credit bid any First Lien Obligations at any sale in foreclosure of First Priority Collateral or (iii) any other request for judicial relief made in any court by the First Priority Representative or any other First Priority Secured Party relating to the lawful enforcement of any First Priority Lien.

5.3. Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative.

5.4. Adequate Protection. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object to, contest or support any other Person objecting to or contesting (a) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the other First Priority Secured Parties, (b) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses, costs, charges or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 5.2(b) (but subject to all other provisions of this Agreement, including Sections 5.2(a) and 5.3), in any Insolvency or Liquidation Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection that includes additional or replacement collateral (with replacement Liens on such additional or replacement collateral), cash payments, or claims in connection with any DIP Financing or use of cash collateral, then in connection with any such DIP Financing or use of cash collateral the Second Priority Representative, on behalf of itself and any of the other Second Priority Secured Parties, may seek adequate protection consisting of an additional or a replacement Lien on the same collateral, cash payment or claim (as applicable), subordinated to the Liens, cash payments or claims (as applicable) securing (1) such DIP Financing on the same terms as the First Priority Liens or claims are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), and (2) the First Lien Obligations on the same basis as the other Liens, cash payments or claims (as applicable) securing the Second Priority Obligations are so subordinated to the First Lien Obligations under this Agreement and (ii) in the event the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above in the form of additional or replacement collateral, cash payments or claims, then the Second Priority Representative, on behalf of itself or any of the other Second Priority Secured Parties, agrees that the First Priority Representative shall also be granted a senior Lien on such collateral, right to cash payments or claims (as applicable) as security for the First Lien Obligations and any such DIP Financing and that any Lien, right to cash payment or claim (as applicable) on such collateral securing the Second Priority Obligations shall be subordinated to (A) the Liens on such collateral securing the First Lien Obligations and any other Liens, right to cash payment, or claims granted to the First Priority Secured Parties as adequate protection on the same terms that the Liens, right to cash payment, or claims securing the Second Priority Obligations are subordinated to such First Lien Obligations under this Agreement and (B) (x) the Liens or claims on such collateral securing such DIP Financing (and all obligations relating thereto), (y) any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties and (z) in the case of any Insolvency or Liquidation Proceeding outside the United States, any administrative or other charges granted in any Insolvency or Liquidation Proceeding that are similar in nature to a “carve-out” and agreed to by the First Priority Representative or the other First Priority Secured Parties, in the case of each of clauses (B) (x), (y) and (z), with such subordination to be on the same terms as the Liens or claims securing the First Lien Obligations are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement). The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that except as expressly set forth in this Section 5.4, and except for adequate protection in the form of access to information to the extent such access is also made available to the First Priority Representative on behalf of itself and the other First Priority Secured Parties, none of them shall seek adequate protection without the prior written consent of the First Priority Representative.

5.5. Avoidance Issues. If any First Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay to the bankruptcy trustee or the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Lien Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Lien Obligations Payment Date, if it shall otherwise have occurred, shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6. Asset Dispositions in an Insolvency or Liquidation Proceeding. Neither the Second Priority Representative nor any other Second Priority Secured Party shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose any sale or other disposition of any assets of any Grantor that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale or other disposition of assets supported by the First Priority Secured Parties and to have released their Liens on such assets; provided, to the extent such sale is to be free and clear of Liens, that the Liens securing the First Lien Obligations and the Second Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens released on the assets sold; provided, further, that they may assert any such objection that could be asserted by an unsecured creditor (without limiting the foregoing, neither the Second Priority Representative nor any other Second Priority Secured Party may raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provisions of any other Bankruptcy Law) with respect to the Liens granted to such person in respect of such assets).

5.7. Separate Grants of Security and Separate Classification. Each Second Priority Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Second Priority Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one class of secured claims (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Priority Secured Parties, with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties), and that, until turned over to the First Priority Secured Parties, such amounts will be held in trust for the First Priority Secured Parties.

5.8. No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Secured Party not expressly permitted hereunder, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 5.4) or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise.

5.9. Plans of Reorganization. No Second Priority Secured Party shall support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all First Lien Obligations or (b) is accepted by the class of holders of First Lien Obligations voting thereon under Section 1126 of the Bankruptcy Code.

5.10. Effectiveness in Insolvency or Liquidation Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references to any of the Company or any Grantor herein shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any such Person.

5.11. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor (“Reorganization Securities”) are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Second Priority Obligations, then the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. In no event shall the Second Priority Creditors be required to turn over to the First Priority Representative or any other First Priority Secured Party any Reorganization Securities to the extent the same are subject to this Section 5.11.

5.12. Post-Petition Claims. None of the Second Priority Representative, the Trustee or any Second Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Representative or any other First Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Interest or indemnities to the extent of the value of the Liens in favor of the First Priority Representative and the other First Priority Secured Parties, without regard to the existence of the Liens of the Second Priority Representative on behalf of the Second Priority Secured Parties on the Common Collateral.

5.13. Waivers. Until the First Lien Obligations Payment Date, the Second Priority Representative, on behalf of itself and each Second Priority Secured Party, agrees that (a) it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Common Collateral or other collateral and (b) waives any claim it may now or hereafter have arising out of the election by any First Priority Creditor of the application of Section 1111(b)(2) of the Bankruptcy Code.

Section 6. Second Priority Documents and First Priority Documents.

(a) Each Grantor and the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents inconsistent with or in violation of this Agreement.

(b) Each Grantor and the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents inconsistent with or in violation of this Agreement.

(c) In the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Priority Agreements), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative and (iii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 15 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

Section 7. Reliance; Waivers; etc.

7.1. Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of it itself and the other Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all issuances of debt and other extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative expressly waives, on behalf of itself and all the other First Priority Secured Parties, all notices of the acceptance of and reliance by the Second Priority Representative and the other Second Priority Secured Parties.

7.2. No Warranties or Liability. The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3. No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

Section 8. Obligations Unconditional.

8.1. First Lien Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Grantors) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c) prior to the First Lien Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Lien Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the First Lien Obligations, or of any Second Priority Secured Party, or any Grantor, to the extent applicable, in respect of this Agreement.

8.2. Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Grantors) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Second Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Second Priority Obligations, or of any First Priority Secured Party, or any Grantor, to the extent applicable, in respect of this Agreement.

Section 9. Miscellaneous.

9.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.

9.2. Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Lien Obligations Payment Date shall have occurred, subject to Section 5.5. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Company or any other Grantor on the faith hereof.

9.3. Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Second Priority Representative, and, in the case of amendments or modifications of Sections 2.4, 2.5, 3.5, 3.6, 9.5 or 9.6 that directly affect the rights or obligations of any Grantor, such Grantor.

(b) It is understood that the First Priority Representative and the Second Priority Representative, without the consent of any other First Priority Secured Party or Second Priority Secured Party may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate and enter into such supplement agreement to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Grantors become First Lien Obligations or Second Priority Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes First Lien Obligations or Second Priority Obligations; provided that such Additional Debt is permitted to be incurred by the First Priority Agreement and Second Priority Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as First Lien Obligations or Second Priority Obligations, as applicable.

(c) In addition, at the request of the Company, the First Priority Representative and the Second Priority Representative agree to enter into any amendment to this Agreement or any new intercreditor agreement in order to (1) facilitate Additional Debt becoming First Lien Obligations or Second Priority Obligations to the extent such Obligations are permitted by the First Priority Agreement and the Second Priority Agreement, with the Lien priority contemplated by such amendment, (2)

document the relationship among Second Priority Creditors pursuant to different Second Priority Agreements, including, to the extent permitted under each extant First Priority Agreement and Second Priority Agreement, the treatment of the Liens securing Second Priority Obligations under any Additional Second Priority Agreement as equal and ratable with the Liens securing the Second Priority Obligations under the Second Lien Indenture or any other Additional Second Priority Agreement and (3) document the relationship between the First Priority Creditors and the Second Priority Creditors in case any then existing First Priority Agreement or Second Priority Agreement is refinanced or replaced or the First Priority Representative or the Second Priority Representative is replaced; provided that, in any case, the terms of such amendment or new agreement will contain terms substantially the same as the terms contained in this Agreement.

9.4. Information Concerning Financial Condition of the Company and the other Grantors. Each of the Second Priority Representative and the First Priority Representative hereby assume responsibility for keeping itself informed of the financial condition of the Company and each of the other Grantors and all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Representative, in its respective sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation or (c) to disclose any other information.

9.5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6. Submission to Jurisdiction.

(a) Each First Priority Secured Party, each Second Priority Secured Party and each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment pursuant to any such action or proceeding, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against any Grantor or its properties in the courts of any jurisdiction.

(b) Each First Priority Secured Party, each Second Priority Secured Party and each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the address of (a) each of the Company, the First Lien Collateral Agent and the Second Lien Collateral Agent (until notice of a change thereof is delivered as provided in this Section) shall be as set forth in the First Priority Agreement or the Second Priority Agreement, as applicable and (b) any other party shall be in care of the Company as so set forth in clause (a), or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed, to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.13. Additional Grantors. The Company shall cause each Person that becomes a Grantor after the date hereof (other than any such Grantor that does not grant any Liens to secure any of the Second Priority Obligations, until such time as such Grantor does grant any such Liens) to become a party to this Agreement by executing and delivering a supplement to this Agreement in form and substance reasonably satisfactory to the First Priority Representative and the Second Priority Representative.

9.14. Representatives. In connection with its execution of this Agreement and its actions hereunder, each of the First Priority Representative and the Second Priority Representative shall be entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it as collateral agent under the First Priority Documents and collateral agent under the Second Priority Documents, respectively.

9.15. Subrogation. The Second Priority Representative, for itself and on behalf of the other Second Priority Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the First Lien Obligations Payment Date has occurred; provided, however, that, as between the Company and the other Grantors, on the one hand, and the Second Priority Secured Parties, on the other hand, any such payment that is paid over to the First Priority Representative pursuant to this Agreement shall be deemed not to reduce any of the Second Priority Obligations unless and until (and then only to the extent that) the First Lien Obligations Payment Date has occurred and the First Priority Representative delivers any such payment to the Second Priority Representative.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as First Lien Collateral Agent for and on behalf of the Credit Facility Secured Parties

By:	/s/ Brandon Watkins
Name: Brandon Watkins Title: Vice President

[Intercreditor Agreement]

UNION BANK, N.A., as Second Lien Collateral Agent for and on behalf of the Second Priority Secured Parties

By:	/s/ Hugo Gindraux
Name: Hugo Gindraux Title: Vice President

[Intercreditor Agreement]

DYNACAST INTERNATIONAL LLC, as Grantor

By:	/s/ Simon J. Newman
Name: Simon J. Newman Title: President and Chief Executive Officer

DYNACAST INTERNATIONAL INC., as Grantor

By:	/s/ Simon J. Newman
Name: Simon J. Newman Title: President and Chief Executive Officer

KDI ACQUISITION LLC, as Grantor

By:	/s/ Simon J. Newman
Name: Simon J. Newman Title: President and Chief Executive Officer

DYNACAST US 1 LLC, as Grantor

By:	/s/ Simon J. Newman
Name: Simon J. Newman Title: President and Chief Executive Officer

DYNACAST US HOLDINGS, INC., as Grantor

By:	/s/ Simon J. Newman
Name: Simon J. Newman Title: President and Chief Executive Officer

[Intercreditor Agreement]

DYNACAST INC., as Grantor

By:	/s/ Simon J. Newman
Name: Simon J. Newman Title: President and Chief Executive Officer

DYNACAST MFG. INC., as Grantor

By:	/s/ Simon J. Newman
Name: Simon J. Newman Title: President and Chief Executive Officer

DYNACAST FINANCE INC., as Grantor

By:	/s/ Simon J. Newman
Name: Simon J. Newman Title: President and Chief Executive Officer

[Intercreditor Agreement]